4Q25 Earnings Presentation

Reinsurance Group of America, Incorporated

02.05.2026

Safe Harbor

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance, and growth potential of Reinsurance Group of America, Incorporated (the "Company"). Forward-looking statements often contain words and phrases such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "if," "intend," "likely," "may," "plan," "potential," "pro forma," "project," "should," "will," "would," and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) changes in mortality, morbidity, policyholder behavior, claims experience, investment returns, interest rates, expenses and other factors as compared to our pricing assumptions; (2) investment results, whether from changes in economic, capital- and credit-market conditions, asset selection, or otherwise, and their impact on the Company's investment securities, liquidity, portfolio yields, credit quality, access to capital, cost of capital, and amount of capital required for regulatory and contractual proposes; (3) changes in the Company's financial strength and credit ratings and the effect of such changes on the Company; (4) the availability, amount, cost, and market value of collateral necessary for regulatory reserves, capital, and client obligations; (5) changes in laws and regulations, tax policy and rates, accounting standards, and privacy, data security, and cybersecurity regulations applicable to the Company and actions by regulators with authority over the Company's operations, as well as regulatory restrictions on the ability of Company subsidiaries to pay dividends to the Company; (6) the impact of general economic conditions in the U.S. and globally, including as a result of inflation, interest rate levels, geopolitical instability, and impacts from the imposition of, or changes in tariffs, as well as the stability of and actions by governments, central banks, and economies in jurisdictions where the Company operates, affecting interest rates, markets generally, or the demand for insurance and reinsurance; (7) the stability and financial performance of clients, reinsurers, third-party investment managers and other institutions and the effects of the Company's dependence on such third parties; (8) the effectiveness of the Company's risk management strategy, policy, and procedures, whether relating to reinsurance, investment strategy, operations, or otherwise; (9) the impact of impairments of the value of the Company's investment securities could have on the Company's capital requirements and the fact that the determination of allowances and impairments taken on the Company's investments is highly subjective; (10) the threat of catastrophic events such as pandemics, epidemics, other major health issues, natural disasters, war, military actions, terrorism or other acts of violence; (11) competitive factors and competitors' responses to the Company's initiatives; (12) development and introduction of new products and distribution opportunities and entry into new lines of business and markets; (13) the impact of the development and adoption of artificial intelligence; (14) the effect of acquisitions and other significant transactions, including risks related to the integration of acquired blocks of business and entities and the Company's ability to achieve the expected benefits of such transactions, including the transaction entered into with subsidiaries of Equitable Holdings, Inc. on July 31, 2025; (15) interruption or failure of the Company's telecommunication, information technology, or other operational systems, or the Company's failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems; (16) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions; (17) risks associated with our international operations, including related to fluctuations in foreign currency exchange rates; and (18) other risks and uncertainties described in this document and in the Company's filings with the Securities and Exchange Commission ("SEC").

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company's business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company's situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as may be supplemented by Item 1A – "Risk Factors" in the Company's subsequent Quarterly Reports on Form 10-Q and in the Company's other periodic and current reports filed with the SEC.

Use of Non-GAAP Financial Measures

Reinsurance Group of America, Incorporated (the "Company") discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of the Company's operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company's results of operations, financial statements and the underlying profitability drivers and trends of the Company's businesses by excluding specified items which may not be indicative of the Company's ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company's financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company's non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1. **Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company's continuing operations. Adjusted operating income is calculated as net income available to the Company's shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:**
    - substantially all of the effect of net investment related gains and losses;
    - changes in the fair value of embedded derivatives;
    - changes in the fair value of contracts that provide market risk benefits;
    - non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within adjusted claims and other policy benefits over the estimated lives of the contracts);
    - any net gain or loss from discontinued operations;
    - the cumulative effect of any accounting changes;
    - the impact of certain tax-related items; and
    - any other items that the Company believes are not indicative of the Company's ongoing operations;

    as any of the above items can be volatile and may not reflect the underlying performance of the Company's business. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company's management incentive programs.

Adjusted operating income (loss) before income taxes, when presented at a segment level, is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments, and is presented in our financial statement footnotes in accordance with ASC 280 - "Segment Reporting." Adjusted operating income (loss) before income taxes, when presented on a consolidated basis, is a non-GAAP financial measure.

2. **Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items, and adjusted operating income per diluted share, excluding notable items. Notable items are items that the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company's results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented include the financial impact of the Company's assumption reviews.**
3. **Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.**
4. **Shareholders' equity position excluding the impact of accumulated other comprehensive income (loss) ("AOCI"), shareholders' average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company's businesses on shareholders' equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on the Company's investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:**
    - Shareholders' average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
    - Shareholders' average equity position excluding AOCI and notable items;
    - Shareholders' average equity position excluding AOCI, B36 and notable items; and
    - Book value per share, excluding AOCI and B36

5. **Adjusted operating return on equity, and adjusted operating return on equity, excluding notable items. Adjusted operating return on equity is calculated as adjusted operating income divided by average shareholders' equity excluding AOCI, and adjusted operated return on equity, excluding notable items, is calculated as adjusted operating income, excluding notable items, divided by average shareholders' equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company's management incentive programs. The Company also discloses the following non-GAAP financial measures:**
    - Adjusted operating return on equity excluding AOCI and B36;
    - Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders' equity excluding notable items and AOCI; and
    - Adjusted operating return on equity excluding AOCI, B36 and notable items.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document. Except as otherwise noted herein, the non-GAAP figures and reconciliations presented herein reflect the Company's adoption of the Financial Accounting Standards Board's Accounting Standards Update No. 2018-12, "Targeted Improvements to the Accounting for Long-Duration Contracts" and related amendments ("LDTI"). For additional information regarding the Company's adoption of LDTI, see Note 1 – "Business and Basis of Presentation" and Note 3 – "Impact of New Accounting Standard" in the notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

The Company is unable to provide reconciliations of the intermediate term targets of consolidated adjusted operating income (loss) before taxes, adjusted operating income (loss) before taxes, excluding notable items (on both a segment-level and consolidated basis), consolidated adjusted operating ROE, respectively, which are forward-looking non-GAAP financial measures, due to, among other things, the fact that these targets are a composite of our goals for future results, the inherent difficulty in forecasting generally, and the difficulty of quantifying accurate forecasts of the numerous components comprising these calculations that would be necessary to provide any such reconciliations. In addition, actual performance in future periods may vary from the intermediate term target ranges for a variety of reasons, including known and unknown risk and uncertainties.

Fourth Quarter Financial Highlights

Record operating results

Operating performance

- Adjusted operating income of **$7.75**[1] per diluted share
- Adjusted operating ROE, excluding notable items, of **15.7%**[1] for the trailing twelve months
- Excellent performance overall with strong results across North America, APAC, and EMEA
- U.S. Financial Solutions results included contribution from the transaction with subsidiaries of Equitable Holdings, Inc. (EQH), which performed in line with expectations

Business momentum

- Traditional premium growth of **7.4%** year-to-date on a constant currency[2] basis
- Set a new annual record for US individual life cases reviewed as part of our underwriting services strategy, reaching a milestone of four-million cases cumulatively
- Attractive new business pipeline, supported by estimated deployable capital[3] of **$3.4 billion**

Balance sheet management

- Estimated excess capital[4] totaled **$2.7 billion**
- Repurchased **$50 million** of common shares
- Strong investment results, including variable investment income; investment portfolio remains well-positioned to weather economic cycles
- Significant benefit from in-force management actions in U.S. and Asia

[1] Please refer to "Use of Non-GAAP Financial Measures".
[2] Actual amounts reflect impact of currency fluctuations. Constant currency amounts reflect foreign denominated activity translated to U.S. dollars at a constant exchange rate.
[3] Estimated deployable capital includes RGA's assumptions of sources and uses of capital over the next 12 months. RGA's assumptions consider RGA's internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change. See slide 16 for additional information regarding estimated deployable capital. See slide 17 for additional information regarding estimated excess capital.
[4] Estimate of capital available in excess of RGA's target level when considering RGA's internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to RGA's assumptions. See slide 16 for additional information regarding estimated excess capital. See slide 17 for additional information regarding estimated excess capital.

2025 Full Year Financial Highlights

Record operating results

Very strong operating performance

- Adjusted operating income, excluding notable items of **$24.42**[1] per diluted share, a record result
- Value of in-force business margins[2] increased **$6.6 billion**, or **17.6%** for the year, which includes an expected **$5.8 billion** from new business, including organic and in-force transactions
- Capital deployed of **$2.5 billion** into in-force transactions (including $1.5 billion deployed into the EQH transaction) at attractive risk-adjusted returns
- Favorable investment results, including variable investment income above our 2025 expectations of 6% returns

Favorable outlook

- Strong business momentum continuing across markets and product lines
- On track to meet or exceed intermediate term financial targets: adjusted operating income per share[1] growth target[3] remains at **8%-10%;** adjusted operating ROE[1] target[2] of **13%-15%**
- Capital flexibility to fund disciplined growth and return capital to shareholders
- Broad, integrated asset platform, including external partners, enhances our ability to reinsure both sides of the balance sheet

[1] Please refer to "Use of Non-GAAP Financial Measures".
[2] Operating measure reflecting expected underwriting margins, expected investment margins, and expected fee income; excludes management expenses, impact of capital, and taxes. Refer to "Value of In-force Business Description" in the Appendix for further explanation of the calculation.
[3] Please refer to "Use of Non-GAAP Financial Measures" for information regarding targets. Targets based on expected adjusted operating income.

RGA

Consolidated Results

Record EPS results; strong adjusted operating ROE

Adjusted operating EPS, excluding notable items[1]



$6.02
$5.48
$6.13
$4.99
$5.66
$4.72
$6.37
$7.75
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25

Trailing 12 month adjusted operating ROE, excluding notable items[1]



14.8%
15.3%
15.5%
15.4%
15.0%
14.3%
14.2%
15.7%
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25

Results reflected

- Strong new business momentum
- In-force management actions
- Benefit of earnings diversification

[1]Please refer to "Use of Non-GAAP Financial Measures".

Q4 Results by Segment

Adjusted operating income (loss) before taxes[1]	4Q25
U.S. and Latin America Traditional	$222
U.S. and Latin America Financial Solutions	$103
Canada Traditional	$54
Canada Financial Solutions	$10
EMEA Traditional	$18
EMEA Financial Solutions	$123
APAC Traditional	$117
APAC Financial Solutions	$87
Corporate and Other	$(58)
Total	**$676**

- **U.S. and Latin America**: Traditional results reflected favorable impacts from in-force management actions and strong variable investment income, partially offset by the expected unfavorable group claims experience noted earlier in the year. Individual life claims experience was in line with expectations; Financial Solutions results reflected the earnings contribution from the Equitable transaction
- **Canada**: Traditional results reflected favorable impacts from group and individual life businesses; Financial Solutions results were in line with expectations
- **EMEA**: Traditional results were largely in line with expectations with favorable other experience offset by modestly unfavorable claims experience; Financial Solutions results reflected strong new business and favorable experience
- **APAC**: Traditional results were modestly above expectations, reflecting ongoing growth and favorable underwriting margin; Financial Solutions results were in line with expectations
- **Corporate**: Results were unfavorable compared to the expected quarterly average run rate primarily due to higher general expenses and financing costs

[1]$ in millions. Please refer to "Use of Non-GAAP Financial Measures".

RGA

2025 Results by Segment

Adjusted operating income (loss) before taxes, excluding notable items[1]	2025[1]
U.S. and Latin America Traditional	$463
U.S. and Latin America Financial Solutions	$367
Canada Traditional	$148
Canada Financial Solutions	$37
EMEA Traditional	$116
EMEA Financial Solutions	$445
APAC Traditional	$464
APAC Financial Solutions	$294
Corporate and Other	$(218)
Total	**$2,116**

[1] $ in millions. Please refer to "Use of Non-GAAP Financial Measures".

- **U.S. and Latin America:** Traditional results reflected the unfavorable financial impact from individual life claims experience, primarily in capped cohorts, and the expected unfavorable group claims experience noted earlier in the year. These were partially offset by the favorable impacts from in-force management actions and strong variable investment income; Financial Solutions results reflected the earnings contribution from the Equitable transaction
- **Canada:** Traditional results reflected unfavorable group experience for the year; Financial Solutions results reflected favorable longevity experience
- **EMEA:** Traditional results reflected favorable underwriting margin; Financial Solutions results reflected the impact of strong new business in recent periods and favorable experience
- **APAC:** Traditional results reflected strong new business, and favorable in-force management actions and foreign currency impacts; Financial Solutions results reflected favorable overall experience
- **Corporate:** Results were unfavorable compared to the expected run rate primarily due to higher general expenses and financing costs

Key Earnings Considerations

	4Q25 PTAOI	4Q25 EPS[1]	4Q25 YTD PTAOI	4Q25 YTD EPS[1]
Adjusted Operating Income	$676	$7.75	$1,967	$22.72
Actuarial assumption review	-	-	($149)	($1.70)
Adjusted Operating Income, excluding notable items	$676	$7.75	$2,116	$24.42
Key Earnings Considerations Favorable/(Unfavorable)				
Financial impact of biometric claims experience[2]	($53)	($0.62)	($203)	($2.35)
Variable investment income[3]	48	0.56	40	0.46
In-force management actions[4]	95	1.10	135	1.56

[1] EPS amounts for key consideration items are calculated using a tax rate of 22.8% and the diluted weighted average common shares outstanding for the period.
[2] Actual-to-expected financial impact of biometric claims experience.
[3] Variable investment income relative to 2025 return assumption of 6%. Current portfolio size is approximately $3.7 billion at December 31, 2025.
[4] Current period impact of gross in-force management actions.

- **Biometric claims experience**:
  - Unfavorable claims experience primarily due to the U.S. Group results noted earlier in the year, and U.S. Individual Life capped cohorts
  - U.S. Group business is now fully re-priced, and we expect significant improvement in 2026 results
- **Variable investment income:**
  - 2026 expected return of 7% compared to 6% in 2025 and our long-term expectation of 10-12%, due to muted real estate transactions
- **In-force management actions:**
  - 2026 expectations include a more limited financial impact compared to recent experience due to unpredictable timing and size

RGA

Premium Growth

Continued strong momentum

Traditional premium growth



6.1%
4.0%
6.7%
3.3%
5.9%
4.9%
8.3%
7.9%
7.6%
7.4%
2021
2022
2023
2024
2025
Traditional Reported
Traditional Constant Currency

Premiums[1]	2025	2024	% Change	Constant Currency % Change[2]
U.S. and Latin America Traditional	$7,927	$7,500	5.7%	5.8%
Canada Traditional	$1,331	$1,291	3.1%	5.1%
EMEA Traditional	$2,258	$2,002	12.8%	9.6%
APAC Traditional	$3,335	$3,014	10.7%	11.0%
Total Traditional	**$14,851**	**$13,807**	**7.6%**	**7.4%**
Global Financial Solutions[3]	$2,379	$4,036	(41.1%)	(41.9%)
Total	**$17,230**	**$17,843**	**(3.4%)**	**(3.8%)**

[1] $ in millions.
[2] Actual amounts reflect impact of currency fluctuations. Constant currency amounts reflect foreign denominated activity translated to U.S. dollars at a constant exchange rate. Excludes favorable net foreign currency effects of $56 million.
[3] The decrease is primarily due to an approximately $300 million contribution from single premium pension risk transfer transactions completed in 2025 , compared to approximately $2.9 billion in 2024. Adjusting for these impacts, consolidated net premiums were up approximately 13%.

Total Company Biometric Experience

Experience not reflected in income will be recognized over remaining life of the business

Quarterly results

- Current quarter results reflected unfavorable experience primarily in U.S. Group as previously noted, and modest impacts elsewhere



$ in millions
$196
$58
$5
($52)
($58)
($256)
($158)
($50)
($51)
($53)
4Q24
1Q25
2Q25
3Q25
4Q25

Cumulative since Q1 2023

- Favorable economic experience driven primarily by U.S. Individual Life in uncapped cohorts and Asia Traditional; experience is amortized over the future life of treaties
- Unfavorable financial experience driven primarily by U.S. Group and U.S. Individual Life capped cohorts; impact is recognized immediately



$ in millions
$226
($218)

■ Underlying Claims Experience (Economic)[1] ■ Financial Impact (Accounting)[2]

[1] Claims experience shown as the difference between actual experience and best estimate expectations. Best estimates are reviewed regularly and can change over time.
[2] Represents the portion of the underlying claims experience recognized in the current period income.

Investment Portfolio

High quality portfolio

~$135B
Assets under management

>94%
Fixed maturity securities rated investment-grade[1]

Disciplined approach

- Investment strategy balances risk and return to build a portfolio to weather economic cycles
- Disciplined approach focuses on strong credit underwriting with emphasis on higher-quality, diversified fixed income assets
- Broad investment completion platform supports strong new business aligned to liabilities and in-force management
- Q4 impairments and change in allowances of $70 million. Full year in line with expectations

Asset allocation[2,3]


$134.6B
71.3%
8.2%
6.1%
4.3%
3.4%
2.8%
2.6%
1.1%
0.2%
Investment Grade Bonds
Mortgage Loans on Real Estate
Funds Withheld at Interest
High Yield Bonds
Short-Term/Cash Equivalents
LPs/Real Estate JVs
Policy Loans
Other Invested Assets
Equity Securities

Fixed maturity securities credit rating[2,4]


$101.8B
63.4%
30.9%
5.4%
0.3%
AAA/AA/A
BBB
BB/B
<B

[1] Non-investment grade portfolio is primarily BB rated.
[2] Based on balance sheet values of assets under management as of December 31, 2025.
[3] $4.7 billion of assets supporting funds withheld liabilities.
[4] The rating agency designation includes all "+" or "-" at that rating level (e.g., "BBB" includes "BBB+", "BBB", and "BBB-").

Non-Spread Investment Results

Investment yield[1]

- Yield excluding variable investment income (VII) increased slightly over the quarter
- Reported yield increased as VII improved vs. Q3 due to strong limited partnership results
- VII above plan for the quarter and year



4.83%
4.80%
4.90%
4.64%
5.31%
4.98%
4.92%
4.73%
5.23%
4.98%
4Q24
1Q25
2Q25
3Q25
4Q25
Reported
Excluding VII

New money rate[2]

- Q4 new money rate of **5.72%**, remained above portfolio yield
- Lower compared to Q3 due to a combination of lower average market yields and lower private asset allocation



6.04%
6.43%
6.53%
6.14%
5.72%
4Q24
1Q25
2Q25
3Q25
4Q25
Reported

[1]On an amortized cost basis, excluding spread business; average invested assets at amortized cost in Q4 equaled $45.6 billion.
[2]Excludes purchases of cash, cash equivalents, equities, U.S. Treasury notes, derivatives, and purchases made using proceeds from funding agreement-backed notes.

Commercial Mortgage Loans (CML)

Portfolio metrics | High quality

61%
Loan to value

~96%
CM1 & CM2 NAIC rating

$12M
Average loan size

1.74x
Debt service coverage ratio

Well diversified

- Geography
- Property type
- Maturity ladder
  - 2026: 7%
  - 2027: 8%
  - 2028: 9%

Commercial mortgage loan investments by property type[1]



Hotel 4.6%
Other 1.5%
Multi-Family 12.5%
Industrial 32.8%
Office 16.6%
$10.8B
Retail 32.0%

- Experienced internal team has managed through multiple real estate cycles
- Disciplined portfolio underwriting provides significant expected downside support
  - Limited delinquency or non-performers
  - CML office loan exposure represents 1.3% of total cash and invested assets
  - No traditional malls in retail portfolio

Office metrics[2]

- LTV 67%
- DSCR 1.89x
- Avg. loan size $11 million
- Primarily suburban

[1] Based on recorded investments as of December 31, 2025.
[2] Expected office CML maturities ($): 2026: $289 million, 2027: $284 million, 2028: $284 million.

Capital and Liquidity

Capital

- Strong capital position to support our growth and return of capital through dividends and share repurchases
- Estimated deployable capital[1] of $3.4 billion and estimated excess capital[2] of $2.7 billion


$ in billions
$12.3
$13.0
$14.0
$15.1
$16.6
2021
2022
2023
2024
2025
RGA Inc.'s Equity ex-AOCI 3
Debt
Hybrids

Leverage ratios

- Manageable leverage ratios within our targeted ranges
- Expect reduction in leverage during 2026


16.6%
29.7%
15.7%
31.2%
14.6%
32.3%
17.7%
34.0%
16.1%
35.0%
2021
2022
2023
2024
2025
Debt to Total Capital
Debt + Hybrids to Total Capital

Ample liquidity

- $1.3 billion[4] at the holding company
- Temporary increase in cash[5] balance due to timing of portfolio repositioning on new transactions
- Access to $850 million syndicated credit facility and other sources


$ in billions
$2.9
$2.9
$3.0
$3.3
$4.2
2021
2022
2023
2024
2025
Cash and Cash Equivalents

[1] Estimated deployable capital includes RGA's assumptions of sources and uses of capital over the next 12 months. RGA's assumptions consider RGA's internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change. See slide 17 for additional information regarding estimated deployable capital.
[2] Estimate of capital available in excess of RGA's target level when considering RGA's internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to RGA's assumptions. See slide 17 for additional information regarding estimated excess capital.
[3] Please refer to "Reconciliations of Non-GAAP Measures".
[4] Includes cash and invested assets.
[5] Includes cash and cash equivalents.

Capital Deployed

In-force and other transactions

- A recognized leader; long track record of credibility with clients and regulators
- Demonstrated execution certainty



$ in millions
$2,535
$1,676
$933
$543
$430
Equitable transaction
2021
2022
2023
2024
2025
North America
EMEA
APAC
Corporate

Shareholder dividends and share repurchases

- Consistently paying shareholder dividends; steady growth over time
- Balance with share repurchases after support of business pipeline and shareholder dividends



$ in millions
$419
$365
$290
$280
$229
2021
2022
2023
2024
2025
Shareholder Dividends
Share Repurchases

- Continued success in all geographic regions
- Repurchased $125 million of common shares in 2025
- Attractive new business pipeline for selective and disciplined deployment

Estimated Excess and Deployable Capital

Ample capital to support attractive pipeline

$2.7B

Estimated excess capital[1]

Estimate of capital available in excess of management's target level; considers RGA's multiple capital frameworks, where the binding capital framework can change

High-level roll forward considering capital generation and capital deployed

EQH reinsurance transaction closed in Q3

Repurchased $50 million of RGA shares in the quarter; $125 million in 2025

$3.4B

Estimated deployable capital[2]

Management's estimate of capital that can be deployed into transactions or returned to shareholders over the next 12 months

Expect $400 million of debt reduction in 2026

Organic capital generation Expected annual organic capital generation of **$1.1-$1.5 billion** with ability to leverage with debt to **$1.5-$1.9 billion** over time

Access to third-party capital Additional capacity to supplement organic capital and generate fee income

Capital deployment Available deployment into both organic flow business and transactions with a focus on quality and delivering outsized returns

Estimated Excess and Deployable Capital **($ in billions)**	
Estimated excess capital[1] 3Q25	$2.3
4Q25 activity	
Net income	0.5
Capital deployed	(0.1)
Share repurchases	(0.1)
Estimated excess capital[1] 4Q25	**$2.7 ***
Capital sources[3]	2.1
Capital uses[4]	(1.4)
Estimated deployable capital[2]	**$3.4**

* Includes the effects of rounding

[1] Estimate of capital available in excess of RGA's target level when considering RGA's internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to RGA's assumptions.
[2] Estimated deployable capital includes RGA's assumptions of sources and uses of capital, and future management actions over the next 12 months. RGA's assumptions consider RGA's internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change.
[3] Capital sources primarily includes organic capital generation, run-off of existing business, third-party capital, capital markets issuances, and recognition of value of in-force business.
[4] Capital uses primarily includes organic capital deployment, shareholder dividends, and capital markets maturities.

Value of In-force Business Margins[1]

- Multiple levers leading to increase in Value of In-force Business Margins, generating consistent EPS growth and strong ROE
- Substantial expected margins exist in the in-force business across geographies and products
- Expected contribution from new business is the primary driver of the increase this year
- Unwind of in-force margins represents the underwriting, investment, and fee margins that contributed to 2025 pre-tax adjusted operating income



$ in billions
$37.6
$5.8
($1.2)
$0.6
$1.4
$44.2
December 31, 2024
New Business
Unwind of In force Margins 2
Assumption Updates
Other 3
December 31, 2025

[1] Operating measure reflecting expected underwriting margins, expected investment margins, and expected fee income; excludes management expenses, impact of capital, and taxes. Refer to "Value of In-force Business Description" in the Appendix for further explanation of the calculation.
[2] Unwind of In-force margins includes the offset from unwinding the discount rate during the period.
[3] Includes FX, experience, and inforce management actions.

Long-Term Business, Long-Term Success

- A global leader, differentiated market position
- Diversified platform, well-balanced risk profile
- Disciplined underwriter, proactive risk manager
- Long-term focused investment strategy balancing risks and returns
- Effective capital management
- Valuable franchise

Book value per share (ex-AOCI)[1] total return growth[2]



15-Year 10.0% CAGR
10.0% CAGR
$40.36
$146.22
$113.04
$165.50
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
1/1/2021 2021 2022 2023 2024 2025
As Reported
Revised for LDTI Accounting Standard and Excluding B36

[1] Please refer to "Use of Non-GAAP Financial Measures".
[2] CAGR growth of book value per share ex-AOCI and B36 plus dividends.

Well-Positioned for the Future

Strong **new business momentum** across key geographies

Benefit of **earnings diversification** by product and geography

Integrated **asset management** platform with portfolio repositioning on schedule

Flexible **capital sourcing strategies** to fuel disciplined growth and return capital to shareholders

Differentiated and uniquely positioned for long-term success

Globally connected footprint

Flexibility to partner across the industry

Industry-leading biometric risk expertise

Premier life and health brand

RGA

Appendix

Q4 Pre-Tax Income Reconciliation

	4Q25	4Q24
Income before taxes[1]	$510	$225
Investment-related		
Change in allowance for credit losses and impairments	71	-
Net losses on sale of fixed maturity securities[2]	90	280
Change in market value of certain limited partnerships and other	1	(25)
Derivative-related		
Embedded derivatives[3]	(25)	(126)
Change in market value of derivative instruments[4]	44	63
Market risk benefits, net of hedging[5]	5	7
Other[6]	(20)	7
Adjusted operating income before taxes	$676	$431

[1] $ in millions.
[2] Net losses on sale of fixed maturity securities include market value adjustments on surrender charges.
[3] Embedded derivatives related to funds withheld or modified coinsurance transactions and equity-indexed annuities.
[4] Derivative instruments comprised primarily of non-qualifying hedges and credit derivatives.
[5] Market risk benefits include GMXBs, which are policy riders that provide a specified guaranteed minimum benefit.

- Change in credit allowance and investment impairments due to market conditions
- Net losses on sale of fixed maturity securities primarily associated with portfolio repositioning
- Change in income from embedded derivatives primarily due to changes in credit spreads and interest rates
- Change in value of derivative instruments due to volatility in foreign exchange rates, interest rates and equity markets

RGA

2025 Pre-Tax Income Reconciliation

	2025	2024
Income before taxes[1]	1,540	980
Investment-related		
Change in allowance for credit losses and impairments	181	78
Net losses on sale of fixed maturity securities[2]	142	490
Change in market value of certain limited partnerships and other	19	(36)
Derivative-related		
Embedded derivatives[3]	27	(99)
Change in market value of derivative instruments[4]	28	177
Market risk benefits, net of hedging[5]	14	23
Other[6]	16	139
Adjusted operating income before taxes	$1,967	$1,752

- Change in credit allowance and investment impairments due to market conditions
- Net losses on sale of fixed maturity securities primarily associated with portfolio repositioning
- Change in income from embedded derivatives primarily due to changes in credit spreads and interest rates
- Change in value of derivative instruments due to volatility in foreign exchange rates, interest rates and equity markets

[1] $ in millions.
[2] Net losses on sale of fixed maturity securities include market value adjustments on surrender charges.
[3] Embedded derivatives related to funds withheld or modified coinsurance transactions and equity-indexed annuities.
[4] Derivative instruments comprised primarily of non-qualifying hedges and credit derivatives.
[5] Market risk benefits include GMXBs, which are policy riders that provide a specified guaranteed minimum benefit.
[6] The Other line item includes pension risk transfer day one loss and other immaterial items.

RGA

Value of In-force Business Margins Description

- Expected underwriting margin[1] is derived from the estimated cash flows used to determine LDTI reserves. This amount is calculated using the locked-in LDTI liability discount rates.
- Expected investment margin, which (i) for LDTI products, values derived from the difference between using the expected book yields[2] and locked-in LDTI liability discount rates and (ii) for Interest-sensitive products, values calculated using expected investment spread[2] and expected duration of treaty.
- Expected fee income, which primarily comes from capital solutions products, is calculated as the present value of expected fees.
- Such measures exclude management expenses, impact of capital, and taxes. These values are based on the Company's estimates and assumptions and could materially change.

[1] Represents the expected difference, based on current assumptions, between the present value of premiums and present value of claim benefits and treaty allowances, with:

- Present value of premiums is the present value of expected gross premiums plus Deferred Profit Liability (DPL);
- Present value of claim benefits is the present value of expected claim payments less Liability for Future Policy Benefits (LFPB) (before zero floor is applied); and
- Present value of treaty allowances is the present value of future allowances plus related Deferred Acquisition Costs (DAC).

[2] Expected book yields are based on 2025 actual portfolio book yields adjusted for longer-term VII expectations. Investment spread is the difference between expected book yields and interest credited expense.

Reconciliations of Non-GAAP Measures

Reconciliation of pre-tax income to adjusted operating income before taxes, excluding notable items				
In millions	4Q25	4Q24	2025	2024
RGA Consolidated				
Pre-tax income	$ 510	$ 225	$ 1,540	$ 980
Capital (gains) losses, derivatives and other, net	191	334	398	873
Change in MV of embedded derivatives	(25)	(128)	29	(101)
Adjusted operating income before taxes	$ 676	$ 431	$ 1,967	$ 1,752
Notable items	-	-	149	194
Adjusted operating income before taxes, excluding notable items	$ 676	$ 431	$ 2,116	$ 1,946

Reconciliation of net income available to RGA shareholders to adjusted operating income, excluding notable items	4Q25	4Q24	2025	2024
Net income available to RGA shareholders	$ 463	$ 148	$ 1,182	$ 717
Capital (gains) losses, derivatives and other, net	75	308	295	737
Change in MV of embedded derivatives	(23)	(122)	41	(112)
Adjusted operating income	$ 515	$ 334	$ 1,518	$ 1,342
Notable items	-	-	114	168
Adjusted operating income excluding notable items	$ 515	$ 334	$ 1,632	$ 1,510

Reconciliation of earnings-per-share available to RGA shareholders to adjusted operating earnings-per-share					
Diluted share basis	1Q24	2Q24	3Q24	4Q24	2024
Earnings-per-share	$ 3.16	$ 3.03	$ 2.33	$ 2.22	$ 10.73
Capital (gains) losses, derivatives and other, net	4.08	2.91	(0.53)	4.60	11.01
Change in MV of embedded derivatives	(1.22)	(0.46)	1.82	(1.83)	(1.68)
Adjusted operating earnings-per-share	$ 6.02	$ 5.48	$ 3.62	$ 4.99	$ 20.06
Notable items	-	-	2.51	-	2.51
Adjusted operating income excluding notable items	$ 6.02	$ 5.48	$ 6.13	$ 4.99	$ 22.57

	1Q25	2Q25	3Q25	4Q25	2025
Earnings-per-share	$ 4.27	$ 2.70	$ 3.81	$ 6.97	$ 17.69
Capital (gains) losses, derivatives and other, net	0.80	2.29	0.21	1.14	4.42
Change in MV of embedded derivatives	0.59	(0.27)	0.64	(0.36)	0.61
Adjusted operating earnings-per-share	$ 5.66	$ 4.72	$ 4.66	$ 7.75	$ 22.72
Notable items	-	-	1.71	-	1.70
Adjusted operating income excluding notable items	$ 5.66	$ 4.72	$ 6.37	$ 7.75	$ 24.42

Reconciliations of Non-GAAP Measures

Reconciliation of trailing twelve months of consolidated net income available to RGA shareholders to adjusted operating income and related return on equity (ROE), excluding notable items

	1Q24		2Q24		3Q24		4Q24	
Trailing twelve months	Income	ROE	Income	ROE	Income	ROE	Income	ROE
Net income available to RGA shareholders	$ 860	10.2%	$ 858	9.7%	$ 727	7.7%	$ 717	7.1%
Reconciliation to adjusted operating income:								
Capital (gains) losses, derivatives and other, net	526		596		597		625	
Adjusted operating income	$ 1,386	14.8%	$ 1,454	15.3%	$ 1,324	13.8%	$ 1,342	13.8%
Notable items after tax	-		-		168		168	
Adjusted operating income excluding notable items	$ 1,386	14.8%	$ 1,454	15.3%	$ 1,492	15.5%	$ 1,510	15.4%

	1Q25		2Q25		3Q25		4Q25	
Trailing twelve months	Income	ROE	Income	ROE	Income	ROE	Income	ROE
Net income available to RGA shareholders	$ 793	7.5%	$ 770	7.0%	$ 867	7.4%	$ 1,182	9.7%
Reconciliation to adjusted operating income:								
Capital (gains) losses, derivatives and other, net	526		499		470		336	
Adjusted operating income	$ 1,319	13.4%	$ 1,269	12.7%	$ 1,337	13.2%	$ 1,518	14.7%
Notable items after tax	169		169		114		114	
Adjusted operating income excluding notable items	$ 1,488	15.0%	$ 1,438	14.3%	$ 1,451	14.2%	$ 1,632	15.7%

Reconciliation of RGA, Inc. shareholders' average equity to RGA, Inc. shareholders' average equity excluding AOCI and notable items

In millions	2025	2024	2023	2022	2021	2020
RGA, Inc. shareholders' average equity	$ 12,142	$ 10,045	$ 7,931	$ 7,470	$ 7,764	$ 12,204
Less effect of AOCI:						
Accumulated currency translation adjustment	61	60	(30)	(53)	32	(153)
Unrealized (depreciation) appreciation of securities	(4,574)	(3,950)	(5,018)	(2,213)	4,696	3,771
Effect of updating discount rates on future policy benefits	6,340	4,234	3,774	972	(5,292)	
Change in instrument-specific credit risk for market risk benefits	3	4	10	1	(27)	
Pension and postretirement benefits	(15)	(27)	(22)	(46)	67	(75)
RGA, Inc. shareholders' average equity excluding AOCI	10,327	9,724	9,217	8,809	8,288	8,661
Year-to-date notable items, net of tax	80	67	37	107	56	-
RGA, Inc. shareholders' average equity excluding AOCI and notable items	$ 10,407	$ 9,791	$ 9,254	$ 8,916	$ 8,344	$ 8,661

Reconciliations of Non-GAAP Measures

Reconciliation of RGA, Inc. shareholders' equity to RGA, Inc. shareholders' equity excluding AOCI

In millions	2025	2024	2023	2022	2021	2020
RGA, Inc. shareholders' equity	$ 13,461	$ 10,816	$ 9,081	$ 7,081	$ 8,180	$ 14,352
Less effect of AOCI:						
Accumulated currency translation adjustment	121	(19)	68	(116)	(13)	(69)
Unrealized (depreciation) appreciation of securities	(4,805)	(4,526)	(3,667)	(5,496)	3,779	5,500
Effect of updating discount rates on future policy benefits	7,372	5,412	3,256	3,755	(4,209)	
Change in instrument-specific credit risk for market risk benefits	2	2	3	13	(7)	
Pension and postretirement benefits	(6)	(20)	(29)	(27)	(50)	(72)
RGA, Inc. shareholders' equity excluding AOCI	$ 10,777	$ 9,967	$ 9,450	$ 8,952	$ 8,680	$ 8,993

Reconciliation of book value per share to book value per share excluding AOCI and B36

	2025	2024	2023	2022	2021	1/1/2021
Book value per share*	$ 205.63	$ 164.19	$ 138.39	$ 106.19	$ 121.79	$ 100.64
Less effect of AOCI:						
Accumulated currency translation adjustment	1.85	(0.27)	1.04	(1.73)	(0.20)	(1.02)
Unrealized (depreciation) appreciation of securities	(73.42)	(68.73)	(55.88)	(82.44)	56.27	82.59
Effect of updating discount rates on future policy benefits	112.61	82.16	49.62	56.32	(62.67)	(94.42)
Change in instrument-specific credit risk for market risk benefits	0.03	0.03	0.05	0.19	(0.10)	0.53
Pension and postretirement benefits	(0.10)	(0.31)	(0.45)	(0.41)	(0.74)	(1.06)
Book value per share excluding AOCI*	$ 164.66	$ 151.31	$ 144.01	$ 134.26	$ 129.23	$ 114.02
Less effect of B36:	(0.84)	(0.66)	(2.06)	(0.10)	2.18	0.98
Book value per share excluding AOCI and B36*	$ 165.50	$ 151.97	$ 146.07	$ 134.36	$ 127.05	$ 113.04

*Reflects adoption of LDTI Accounting Standard

Reconciliation of book value per share to book value per share excluding AOCI

	2022	2020	2019	2018	2017	2016	2015
Book value per share	$ 62.16	$ 211.19	$ 185.17	$ 134.53	$ 148.48	$ 110.31	$ 94.09
Less: Effect of unrealized appreciation (depreciation) of securities	(81.10)	80.94	52.65	13.63	34.14	21.07	14.35
Less: Effect of accumulated currency translation adjustments	(2.56)	(1.02)	(1.46)	(2.69)	(1.34)	(2.68)	(2.78)
Less: Effect of unrecognized pension and post retirement benefits	(0.40)	(1.06)	(1.12)	(0.80)	(0.78)	(0.67)	(0.71)
Book value per share excluding AOCI	$ 146.22	$ 132.33	$ 135.10	$ 124.39	$ 116.46	$ 92.59	$ 83.23

	2014	2012	2011	2010	2009	2008	2007
Book value per share	$ 102.13	$ 93.47	$ 79.31	$ 64.96	$ 49.87	$ 33.54	$ 48.70
Less: Effect of unrealized appreciation (depreciation) of securities	23.63	25.40	19.35	8.88	1.43	(7.62)	5.05
Less: Effect of accumulated currency translation adjustments	1.19	3.62	3.13	3.48	2.80	0.35	3.43
Less: Effect of unrecognized pension and post retirement benefits	(0.72)	(0.50)	(0.42)	(0.20)	(0.22)	(0.20)	(0.14)
Book value per share excluding AOCI	$ 78.03	$ 64.95	$ 57.25	$ 52.80	$ 45.86	$ 41.01	$ 40.36

The information in the table immediately above does not reflect RGA's adoption of LDTI.

Trusted partner.
Proven results.